EXHIBIT 23-a



                         Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of SBC Communications Inc. (SBC) of our report dated February 20, 1998, included in the 1997 Annual Report to Shareowners of SBC.

Our audits also included the financial statement schedules of SBC listed in Item 14(a). These schedules are the responsibility of SBC's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the SBC Savings Plan and Savings and Security Plan (Nos. 33-54309 and 333-24295), the Stock Savings Plan (Nos. 33-37451 and 33-54291), the SBC Communications Inc. 1992 Stock Option Plan (No. 33-49855) and the SBC Communications Inc. 1995 Management Stock Option Plan (No. 33-61715), and in the Registration Statements (Form S-3) pertaining to the SBC Communications Inc. Direct Stock Purchase and Reinvestment Plan (Nos. 333-44553 and 333-08979), and SBC Communications Capital Corporation and SBC Communications Inc. (Nos. 33-45490 and 33-56909), and in the Registration Statement (Form S-4) pertaining to SBC Communications Inc. (No. 333-45837), and in the related Prospectuses of our report dated February 20, 1998, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) for the year ended December 31, 1997.




                                                ERNST & YOUNG LLP

San Antonio, Texas
March 10, 1998